Exhibit 10.2

CONCEPTUS, INC.
AMENDED AND RESTATED 2001 EQUITY INCENTIVE PLAN
FORM OF
RESTRICTED STOCK UNIT AWARD GRANT NOTICE AND

Section 1:  Notice of Grant

Conceptus, Inc. (the “Company”),pursuant to our Amended and Restated 2001 Equity Incentive Plan (the “Plan”),hereby grants to the holder listed below (“Holder”), the number of Restricted Stock Units set forth below (the “Restricted Stock Units”).  The Restricted Stock Units are subject to all of the terms and conditions as set forth herein and in the Restricted Stock Unit Award Agreement attached hereto as Exhibit A (the “Restricted Stock Unit Agreement”),  the Restricted Stock Unit Award Deferral Election Agreement related to this grant of Restricted Stock Units (the “Deferral Election Agreement”) and the Plan, each of which are incorporated herein by reference.  Unless otherwise defined herein or in the Restricted Stock Unit Agreement, the terms defined in the Plan shall have the same defined meanings in this Grant Notice and the Restricted Stock Unit Agreement.

Each Restricted Stock Unit represents the right to receive one share of the Company’s common stock (“Common Stock”) upon vesting of such Restricted Stock Unit.  Receipt of the shares of Common Stock issuable upon vesting of Restricted Stock Units may be deferred at your election pursuant to the Deferral Election Agreement.

Holder:

Grant Date:

Total Number of Restricted Stock Units:

Vesting Schedule:

25% of the Restricted Stock Units will vest yearly on the anniversary of the grant date until fully vested on the four year anniversary.  Except as may otherwise set forth in the Restricted Stock Unit Agreement, in no event will any Restricted Stock Units vest following your Separation from Service (within the meaning of Section 409A(a)(2)(A)(i) of the Internal Revenue Code of 1986, as amended (the “Code”), as determined by the Administrator in accordance with the Treasury Regulations or other guidance issued thereunder).

Section 2:  Miscellaneous

By your signature and the Company’s signature below, you agree to be bound by the terms and conditions of the Plan, the Restricted Stock Unit Agreement, the Deferral Election Agreement and this Grant Notice.  I have reviewed the Restricted Stock Unit Agreement, the Deferral Election Agreement, the Plan and this Grant Notice in their entirety, have had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understand all provisions of this Grant Notice, the Restricted Stock Unit Agreement, the Deferral Election Agreement and the Plan.  I hereby agree to accept as final, binding, and conclusive all decisions or interpretations of the Administrator of the Plan upon any questions arising under the Plan, this Grant Notice, the Deferral Election Agreement or the Restricted Stock Unit Agreement.

CONCEPTUS, INC.	HOLDER:

By:	By:
Print Name: Gregory E. Lichtwardt	Print Name:
Title: Executive Vice President	Address:
Address:

You must return this Restricted Stock Unit Award Grant Notice and Restricted Stock Unit
Award Agreement to the Chief Financial Officer of Conceptus, Inc.
on or before

Accepted by Plan Administrator:

EXHIBIT A

TO RESTRICTED STOCK UNIT AWARD GRANT NOTICE

RESTRICTED STOCK UNIT AWARD AGREEMENT

Pursuant to the Restricted Stock Unit Award Grant Notice (“Grant Notice”) to which this Restricted Stock Unit Award Agreement (this “Agreement”) is attached, Conceptus, Inc. (the “Company”) has granted to Holder the number of Restricted Stock Units under its Amended and Restated 2001 Equity Incentive Plan (the “Plan”) indicated in the Grant Notice.

ARTICLE I

GENERAL

1.1           Defined Terms.  Wherever the following terms are used in this Agreement they shall have the meanings specified below, unless the context clearly indicates otherwise.  Capitalized terms not specifically defined herein shall have the meanings specified in the Plan and the Grant Notice.

“Deferral Election Agreement” shall mean the Restricted Stock Unit Award Deferral Election Agreement which relates to this grant of Restricted Stock Units.

“Deferred Shares” shall mean “Deferred Shares” as defined in the Deferral Election Agreement.

“Separation from Service” shall mean a “separation from service” (within the meaning of Section 409A(a)(2)(A)(i) of the Code, as determined by the Secretary of the Treasury) with the Company or Subsidiary employing Holder as of the Grant Date.

1.2           Incorporation of Terms of Plan.  The Restricted Stock Units and the shares of the Company’s common stock (“Common Stock”), issuable with respect thereto, are subject to the terms and conditions of the Plan, which are incorporated herein by reference.

ARTICLE II

GRANT, VESTING AND DISTRIBUTION OF RESTRICTED STOCK UNITS

2.1           Award of Restricted Stock Units.  In consideration of Holder’s past and/or continued employment with or service to the Company or its Subsidiaries and for other good and valuable consideration, effective as of the Grant Date set forth in the Grant Notice (the “Grant Date”), the Company irrevocably grants to Holder an award of the number of Restricted Stock Units indicated in the Grant Notice, subject to all of the terms and conditions in the Plan and this Agreement.  A Restricted Stock Unit shall represent the right to receive one share of Common Stock for each Restricted Stock Unit that vests in accordance with the provisions of Section 2.2, which shares may be distributed upon vesting or on a deferred basis in accordance with the terms and conditions of the Deferral Election Agreement, the Plan and this Agreement.

2.2           Vesting of Restricted Stock Units.

(a)           Subject to Section 2.2.(b), the Restricted Stock Units shall vest in accordance with the Vesting Schedule set forth in the Grant Notice.

(b)           As a condition to the Restricted Stock Units vesting in accordance with Section 2.2(a), Holder shall be employed by the Company or any Subsidiary from the Grant Date through the relevant Vesting Date.

(c)           Unless and until the Restricted Stock Units have vested in accordance with this Section 2.2, Holder will have no right to any distribution of Common Stock with respect to such Restricted Stock Units.  To the extent any Restricted Stock Units do not vest in accordance with the provisions of this Section 2.2, such Restricted Stock Units will terminate automatically and be forfeited without further notice or consideration to Holder.

2.3           Distribution of Common Stock.

(a)           Following a Vesting Date, shares of Common Stock shall be distributed to Holder (or in the event of Holder’s death, to his or her estate) with respect to such Holder’s Restricted Stock Units that have so vested, on the earliest to occur of the following events (each, a “Distribution Event”):

(i)            The 30th day following the Vesting Date, or, with respect to Deferred Shares, the Distribution Date(s) (if any) selected by the Holder in the Deferral Election Agreement;

(ii)           The 30th day following the date of Holder’s Separation from Service (or, in the event Holder is a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code, the date which is six months following Holder’s Separation from Service);

(iii)          The 30th day following the date as of which Holder becomes “disabled” within the meaning of Section 409A(2)(C) of the Code and the Treasury Regulations thereunder; or

(iv)          The 30th day following the date of Holder’s death.

Notwithstanding the foregoing, in no event shall any shares of Common Stock be distributed with respect to Holder’s Restricted Stock Units prior to the date on which such Restricted Stock Units become vested pursuant to Section 2.2.

(b)           Subject to Sections 2.3(a) and 2.4, following a Distribution Event, the shares of Common Stock issuable with respect to Holder’s vested Restricted Stock Units shall be distributed to the Holder in a lump sum.

(c)           All distributions shall be made by the Company in the form of whole shares of Common Stock (and cash in an amount equal to the value of any fractional Restricted Stock Unit, determined based on the Fair Market Value as of the distribution date).

(d)           Notwithstanding the foregoing, shares of Common Stock shall be issuable pursuant to a Restricted Stock Unit at such times and upon such events as are specified in this Agreement only to the extent issuance under such terms will not cause the Restricted Stock Units or the shares of Common Stock issuable pursuant to the Restricted Stock Units to be includible in the gross income of Holder under Section 409A of the Code prior to such times or the occurrence of such events, as permitted by the Code and the regulations and other guidance thereunder.

2.4           Unforeseeable Emergency.

(a)           If Holder experiences an Unforeseeable Emergency (as defined below), Holder may petition the Administrator for the right to receive a partial or full distribution of the shares of Common Stock distributable with respect to his or her vested Restricted Stock Units under this Agreement.  If, in the sole discretion of the Administrator, Holder’s petition is approved, the Unforeseeable Emergency shall be deemed a “Distribution Event” with respect to the number of shares of Common Stock distributable with respect to Holder’s vested Restricted Stock Units as are approved for distribution by the Administrator.  Holder shall then be entitled to receive such shares of Common Stock pursuant to Section 2.3(b).

(b)           For purposes of this Section 2.4, an “Unforeseeable Emergency” shall mean a severe financial hardship to Holder resulting from an illness or accident of Holder, Holder’s spouse, or a dependent (as defined in Section 152(a) of the Code) of Holder, loss of Holder’s property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of Holder, as determined by the Administrator in accordance with Section 409A(a)(2)(B)(ii)(I) of the Code and the Treasury Regulations thereunder.  The Fair Market Value of the shares of Common Stock distributed to Holder with respect to the Unforeseeable Emergency shall not exceed the amounts necessary to satisfy such Unforeseeable Emergency, plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution, after taking into account the extent to which such Unforeseeable Emergency is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of Holder’s assets (to the extent liquidation of such assets would not itself cause severe financial hardship), as determined by the Administrator in accordance with Section 409A(a)(2)(B)(ii) of the Code and the Treasury Regulations thereunder.

2.5           Changes to Form or Time of Distribution.  Except as provided in Section 2.4, the time and form of distribution of shares of Common Stock with respect to the Restricted Stock Units under this Agreement shall be as set forth in the Deferral Election Agreement and may only be changed in compliance with the requirements of Section 409A(a)(4)(C) of the Code and the Treasury Regulations thereunder, and only with the prior written consent of the Company’s Chief Financial Officer.

2.6           Restrictions on Transfer.  Unless otherwise permitted by the Administrator in accordance with the terms of the Plan, no Restricted Stock Units or shares of Common Stock issuable with respect thereto or any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of Holder or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect.

2.7           Conditions to Issuance of Stock Certificates.  The shares of Common Stock deliverable with respect to the Restricted Stock Units, or any portion thereof, may be either previously authorized but unissued shares or issued shares which have then been reacquired by the Company.  Such shares shall be fully paid and nonassessable.  The Company shall not be required to issue or deliver any shares of Common Stock with respect to the Restricted Stock Units prior to fulfillment of all of the following conditions:

(a)           The admission of such shares to listing on all stock exchanges on which such Common Stock is then listed;

(b)           The completion of any registration or other qualification of such shares under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or of any other governmental regulatory body, which the Administrator shall, in its absolute discretion, deem necessary or advisable;

(c)           The obtaining of any approval or other clearance from any state or federal governmental agency which the Administrator shall, in its absolute discretion, determine to be necessary or advisable;

(d)           The lapse of such reasonable period of time following the applicable Distribution Event as the Administrator may from time to time establish for reasons of administrative convenience; and

(e)           The receipt by the Company of full payment of all amounts required to be withheld under federal, state, local and foreign tax laws, with respect to the issuance of such shares or any other taxable event in accordance with Section 10(c) of the Plan.

2.8           Rights as Stockholder.  Except as otherwise provided herein, Holder shall not be, nor have any of the rights or privileges of, a stockholder of the Company in respect of any shares of Common Stock issuable pursuant to the Restricted Stock Units (whether vested or unvested) unless and until such shares of Common Stock shall have been issued by the Company to Holder.

ARTICLE III

OTHER PROVISIONS

3.1           Taxes.  Notwithstanding anything to the contrary in this Agreement, the Company shall be entitled to require payment to the Company or any of its Subsidiaries any sums required by federal, state or local tax law to be withheld with respect to the issuance of the Restricted Stock Units, the distribution of shares of Common Stock with respect thereto, or any other taxable event related to the Restricted Stock Units.  The Administrator may permit Holder to make such payment in one or more of the forms specified below:

(i)            by cash or check made payable to the Company;

(ii)           by the deduction of such amount from other compensation payable to Holder;

(iii)          in the sole discretion of the Administrator, by requesting that the Company withhold a net number of vested shares of Common Stock otherwise issuable having a then current Fair Market Value not exceeding the amount necessary to satisfy the withholding obligation of the Company and its Subsidiaries based on the minimum applicable statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes; or

(iv)          in any combination of the foregoing.

In the event Holder fails to provide timely payment of all sums required by the Company pursuant to this Section 3.2, the Company shall have the right and option, but not obligation, to treat such failure as an election by Holder to satisfy all or any portion of his or her required payment obligation by means of requesting the Company to withhold vested shares of Common Stock otherwise issuable in accordance with clause (iii) above.  The Company shall not be obligated to deliver any new certificate representing shares of Common Stock issuable with respect to the Restricted Stock Units to Holder or Holder’s legal representative unless and until Holder or Holder’s legal representative shall have paid or otherwise satisfied in full the amount of all federal, state, local and foreign taxes applicable to the taxable income of Holder resulting from the grant of the Restricted Stock Units, the distribution of the shares of Common Stock issuable with respect thereto, or any other taxable event related to the Restricted Stock Units.

3.2           Limitations Applicable to Section 16 Persons.  Notwithstanding any other provision of the Plan or this Agreement, if Holder is subject to Section 16 of the Exchange Act, the Plan, the Restricted Stock Units and the shares of Common stock issuable with respect thereto and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule.  To the extent permitted by applicable law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

3.3           Administration.  The Administrator shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules.  All actions taken and all interpretations and determinations made by the Administrator in good faith shall be final, binding, and conclusive upon Holder, the Company and all other interested persons.  No member of the Administrator shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, this Agreement or the Restricted Stock Units.

3.4           Notices.  Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Secretary of the Company, and any notice to be given to Holder shall be addressed to Holder at the address given beneath Holder’s signature on the Grant Notice.  By a notice given pursuant to this Section 3.5, either party may hereafter designate a different address for notices to be given to that party.  Any notice shall be deemed duly given when sent via email or when sent by certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

3.5           Titles.  Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

3.6           Governing Law; Severability.  This Agreement and all disputes arising out of or relating to it shall be administered, interpreted and enforced in accordance with the laws of the State of Delaware, without regard to the law that might be applied under principles of conflicts of laws.  Should any provision of this Agreement be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.

3.7           Conformity to Securities Laws.  Holder acknowledges that the Plan is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, and state securities laws and regulations.  Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Restricted Stock Units are granted, only in such a manner as to conform to such laws, rules and regulations.  To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

3.8           Amendments.  This Agreement may be amended without the consent of the Holder provided that such amendment would not impair any rights of the Holder under this Agreement.  No amendment of this Agreement shall, without the consent of the Holder, impair any rights of the Holder under this Agreement.

3.9           Not a Contract of Employment.  Nothing in this Agreement shall confer upon the Holder any right to continue in the employ of the Company or any Subsidiary, or shall interfere with or restrict in any way any otherwise existing rights of the Company and any Subsidiary, which are hereby expressly reserved, to discharge the Holder at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between the Company and Holder.

3.10         Successors and Assigns.  The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company.  Subject to the restrictions on transfer herein set forth, this Agreement shall be binding upon Holder and his or her heirs, executors, administrators, successors and assigns.

3.11         Unfunded, Unsecured Obligations.  The obligations of the Company under the Plan and this Agreement shall be unfunded and unsecured, and nothing contained herein shall be construed as providing for assets to be held in trust or escrow or any other form of segregation of the assets of the Company for the benefit of Holder or any other person.  Holder shall have only the rights of a general, unsecured creditor of the Company with respect to the Restricted Stock

Units, unless and until shares of Common Stock shall be distributed to Holder under the terms and conditions of this Agreement.

3.12         Compliance in Form and Operation.  This Agreement and the Restricted Stock Units are intended to comply with Section 409A of the Code and the Treasury Regulations thereunder and shall be interpreted in a manner consistent with that intention.